    As filed with the Securities and Exchange Commission on December 30, 2002

                                                    Registration No. 333-25669
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          THE SHERWIN-WILLIAMS COMPANY
             (Exact name of registrant as specified in its charter)

                                 ---------------

             OHIO                                               34-0526850
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
          (Address, including zip code, of principal executive offices)


                  THE SHERWIN-WILLIAMS COMPANY 1994 STOCK PLAN
                            (Full title of the plan)

                                  L.E. STELLATO
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          THE SHERWIN-WILLIAMS COMPANY
                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
                                 (216) 566-2000
(Name, address and telephone number, including area code, of agent for service)

===============================================================================

EXPLANATORY STATEMENT

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 No. 333-25669 ("Registration Statement") is being filed to deregister 695,735 unissued shares of common stock, par value $1.00 per share, of The Sherwin-Williams Company (the "Company") previously registered by the Company for the granting of awards under The Sherwin-Williams Company 1994 Stock Plan (the "1994 Stock Plan"). The 1994 Stock Plan is being succeeded by The Sherwin-Williams Company 2003 Stock Plan (the "2003 Stock Plan"). The Company has ceased granting awards under the 1994 Stock Plan, and no additional awards will be granted thereunder. Such 695,735 shares of common stock remain unissued under the 1994 Stock Plan. Pursuant to the terms of the 2003 Stock Plan, such 695,735 shares have been included in the registration of shares of common stock for the granting of awards under the 2003 Stock Plan on Registration Statement on Form S-8 No. 333-101229.

         Therefore, pursuant to the Company's undertakings set forth in the Registration Statement, the Company files this Post-Effective Amendment No. 1 thereto to remove from registration the remaining 695,735 unissued shares of common stock registered under the Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEMS 3 THROUGH 7 AND ITEM 9 ARE NOT APPLICABLE.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index on page II-3, which information is incorporated herein by reference.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 30, 2002.

                                      The Sherwin-Williams Company

                                      By:   /s/ L.E. Stellato
                                            -----------------------------------
                                            L.E. Stellato,
                                            Vice President, General Counsel and
                                            Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


* C. M. CONNOR                   Chairman and Chief Executive Officer,
-----------------------          Director (Principal Executive Officer)
C. M. Connor

* J. M. SCAMINACE                President and Chief Operating Officer,
-----------------------          Director
J. M. Scaminace

* S. P. HENNESSY                 Senior Vice President -- Finance
-----------------------          and Chief Financial Officer
S. P. Hennessy                   (Principal Financial Officer)

* J. L. AULT                     Vice President -- Corporate Controller
-----------------------          (Principal Accounting Officer)
J. L. Ault

* J. G. BREEN                    Director
-----------------------
J. G. Breen

* D. E. COLLINS                  Director
-----------------------
D. E. Collins

* D. E. EVANS                    Director
-----------------------
D. E. Evans

* R. W. MAHONEY                  Director
-----------------------
R. W. Mahoney

* A. M. MIXON, III               Director
-----------------------
A. M. Mixon, III

* C. E. MOLL                     Director
-----------------------
C. E. Moll

* R. K. SMUCKER                  Director
-----------------------
R. K. Smucker


* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named officers and directors of the registrant pursuant to powers of attorney executed by each such officer and director and filed herewith.


By:  /s/ L.E. Stellato                              December 30, 2002
     --------------------------------
     L. E. Stellato, Attorney-in-fact


                                  EXHIBIT INDEX

Exhibit      Description
-------      -----------

24.1         Powers of Attorney (filed herewith).

24.2 Certified Resolution Authorizing Signature by Power of Attorney (filed herewith).